UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

Harbor Custom Development, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pacific Avenue, Suite 1200

Tacoma, WA 98402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8% Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously reported, on December 11, 2023, Harbor Custom Development, Inc. and certain of its wholly owned subsidiaries (collectively, the “Company”), filed a voluntary petition (the “Bankruptcy Petition”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Washington (such court, the “Bankruptcy Court” and such case, the “Case”). The Case is being jointly administered under the caption In re Harbor Custom Development, Inc., et al., Case No. 23-42180-MJH.

On December 15, 2023, the Bankruptcy Court entered an Interim Order Approving Notification and Hearing Procedures for Certain Transfers of Common and Preferred Stock and Granting Related Relief (the “Order”). The Order is designed to establish certain procedures (the “Procedures”) to protect any potential value of the Company’s net operating loss carryforwards and other tax attributes (the “NOLs”). The Order establishes, among other things, the Procedures with respect to direct and indirect trading and transfers of stock of the Company in order to protect any potential value of the Company’s NOLs for use in connection with the reorganization. As approved on an interim basis, the Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Shareholder of the common stock issued by the Company. A “Substantial Shareholder” for purposes of the Procedures, is defined as any entity or individual that has Beneficial Ownership of at least (a) 5% of all issued and outstanding shares of common stock (currently 2,686,431 shares) or (b) 5% of all issued and outstanding shares of preferred stock (currently 3,799,799 shares). Any prohibited transfer of common or preferred stock in violation of the Procedures shall be null and void ab initio.

The foregoing summary of the Order is qualified in its entirety by reference to the full text of the Order, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additional Information on the Chapter 11 Cases

Court filings and information about the Case, including the Order, can be found at https://cases.creditorinfo.com/hcdi. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Item 9.01 Financial Statements and Exhibit

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Interim Order Approving Notification and Hearing Procedures for Certain Transfers of Common and Preferred Stock and Granting Related Relief
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harbor Custom Development, Inc.

Date: December 18, 2023	By:	/s/ Jeff Habersetzer
Jeff Habersetzer
Interim Chief Executive Officer and Interim President